Exhibit 10.2

                  SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
                         Between Parlex Corporation
                                     and
                             Jonathan R. Kosheff

      This Second Amendment to Employment Agreement (this "Amendment") is entered into as of September 1, 2005, by and between Parlex Corporation (the "Company") and Jonathan R. Kosheff ("Employee") and further amends that certain Employment Agreement by and between the parties hereto dated September 1, 2002, as previously amended by that certain First Amendment to Employment Agreement dated July 21, 2004 (as previously amended, the "Agreement"), as herein provided.

      NOW THEREFORE, in consideration of the mutual promises and covenants herein set forth and as set forth in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, each to the other, the parties hereto agree as follows:

      1. Section 1 of the Agreement shall be amended by deleting the date "August 31, 2005" at the end of such section and replacing it with the date "August 31, 2006".

      2. Section 2.1 of the Agreement shall be amended by deleting the phrase "eight thousand three hundred and thirty four dollars ($8,334.00)" and inserting the following: "eight thousand seven hundred and fifty dollars ($8,750.00)".

      3. Section 2.3(c) of the Agreement shall be amended by deleting the provisions of such subsection in its entirety and inserting the following:

      "(c) In the event the Employee exercises his rights under Section 2.3(a) or the Company exercises its rights under 2.3(b) above, then and in that event the provisions of Section 7.3 or 7.4 below shall become null and void and the provisions of Section 2.3(a) or 2.3(b) shall govern and control."

      4. Section 7.3 of the Agreement shall be amended by deleting the provisions of such section in their entirety and inserting the following:

      "If the Employee's employment is terminated without Cause pursuant to
      Section 6.3, the Company shall pay to Employee both (i) the compensation and benefits otherwise payable to him under Section 2 through the last day of his actual employment by the Company and (ii) an amount, payable on a monthly basis, through August 31, 2006 equal to one hundred percent (100%) of the rate of compensation payable per month to Employee, at the time of Employee's termination, pursuant to subsection 2.1 above. Additionally, Company shall pay to Employee a monthly sum equivalent to one hundred percent (100%) of the rate of compensation payable per month to Employee, at the time of Employee's termination, pursuant to subsection 2.1 above ("Termination Pay"), for each month or pro rata portion of each month, from September 1, 2006 to the earlier to


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      occur of the following dates: (a) August 31, 2007; or (b) Employee becomes reemployed in any capacity with either Company or any third party."

      5. Section 7.4 of the Agreement shall be amended by deleting the provisions of such section in their entirety and inserting the following:

      "In the event the Company decides after expiration of this Agreement not to renew Employee's employment with the Company and said decision was made without Cause, the Company shall pay to Employee a monthly sum equivalent to one hundred percent (100%) of the rate of compensation payable per month to Employee, at the time of expiration of this Agreement, pursuant to subsection 2.1 above ("Termination Pay"), for each month or pro rata portion of each month, from August 31, 2006 to the earlier to occur of the following dates: (a) August 31, 2007; or (b) Employee's reemployment."

      6. The parties acknowledge and agree that except for the provisions contained in this Amendment, the Agreement shall continue in full force and effect and constitutes the full and complete understanding and agreement of the parties. In the event of a conflict between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall govern.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first above written.


COMPANY:                               EMPLOYEE:
-------                                --------

PARLEX CORPORATION


By: /s/ Peter J. Murphy                /s/ Jonathan R. Kosheff
    -------------------                -----------------------
    Peter J. Murphy                    Jonathan R. Kosheff
    President


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